UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective May 16, 2013, Brian M. Krzanich, became chief executive officer (CEO) of Intel Corporation.   On May 16, 2013, the Board of Directors of Intel Corporation elected Mr. Krzanich as a member of the Board and appointed Mr. Krzanich to the Executive Committee of the Board, effective May 17, 2013.  From 2012 to 2013, Mr. Krzanich was executive vice president and chief operating officer.  From 2010 to 2012, he was senior vice president and general manager, Manufacturing and Supply Chain.  From 2006 to 2010, he was vice president and general manager, Assembly and Test.  Mr. Krzanich joined Intel in 1982. Mr. Krzanich will not receive additional compensation for his Board service.

At the 2013 Annual Stockholders’ Meeting on May 16, 2013, Paul S. Otellini retired from the board and as president and CEO of Intel. On May 17, 2013, Intel entered into an arrangement with Mr. Otellini to advise the new CEO and other senior management on customer engagements and other management-transition matters.  The arrangement has a one year term from the date of the 2013 Annual Stockholders’ Meeting, renewable at the request of the CEO and agreement of Mr. Otellini and severable at will by either party.  Under the terms of the arrangement, Mr. Otellini’s base pay will be reduced to an annual salary of $100,000 and, upon Compensation Committee approval, he will be granted equity awards in January 2014 with a grant date fair value of $250,000. Mr. Otellini’s existing equity awards are not affected by the arrangement.  Mr. Otellini will cease to participate in Intel’s annual incentive cash plan but will receive a pro-rated payment based on his service through May 16, 2013, and will participate in Intel’s semi-annual incentive cash plan, with his participation after May 16, 2013 being based on his reduced base pay.

Effective May 20, 2013, in connection with a number of organizational changes, David Perlmutter, General Manager, Intel Architecture Group, will lead a management transition effort under which the businesses and engineering groups that currently are within Intel Architecture Group, including Datacenter and Connected Solutions Group and PC Client Group, will report directly to Mr. Krzanich.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Intel’s Annual Stockholders’ Meeting was held on May 16, 2013.  At the meeting:

1)	stockholders elected 9 persons to serve as directors of Intel;

2)	stockholders ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Intel for 2013;

3)	stockholders approved, on an advisory basis, Intel’s executive compensation;

4)	stockholders approved the amendment and extension of the 2006 Equity Incentive Plan.

5)	stockholders did not approve the stockholder proposal.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)	Election of Directors

Nominee	For	Against	Withhold	Broker Non-Votes
Charlene Barshefsky	2,655,021,720	289,311,140	20,325,231	1,031,415,516
Andy D. Bryant	2,909,209,353	44,528,776	10,919,962	1,031,415,516
Susan L. Decker	2,894,568,343	58,134,424	11,955,324	1,031,415,516
John J. Donahoe	2,796,329,267	156,318,346	12,010,478	1,031,415,516
Reed E. Hundt	2,870,725,749	82,029,712	11,902,630	1,031,415,516
James D. Plummer	2,926,306,173	18,177,134	20,174,784	1,031,415,516
David S. Pottruck	2,783,293,072	160,258,517	21,106,502	1,031,415,516
Frank D. Yeary	2,923,552,054	19,168,575	21,937,462	1,031,415,516
David B. Yoffie	2,507,938,461	436,259,484	20,460,146	1,031,415,516

2)	Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
3,935,845,222	41,757,500	18,470,885	-

3)	Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
2,023,075,801	921,307,073	20,275,217	1,031,415,516

4)	Amendment and Extension of the 2006 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
2,634,417,406	302,442,685	27,798,000	1,031,415,516

5)	Stockholder Proposal Titled “Executives to Retain Significant Stock”

For	Against	Abstain	Broker Non-Votes
838,933,629	2,090,106,274	35,618,188	1,031,415,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 21, 2013	Cary I. Klafter Corporate Secretary